Exhibit 5

September 3, 2008

China Security & Surveillance Technology, Inc.
13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian District, Shenzhen, China 518034

Re:

Registration Statement on Form S-3 (the "Registration Statement") of China Security & Surveillance Technology, Inc.

Ladies and Gentlemen:

You have requested our opinion with respect to the 722,544 shares (the "Common Shares") of the common stock, par value $0.0001 per share, of China Security & Surveillance Technology, Inc., a Delaware corporation (the "Corporation"), and 144,509 shares of the Corporation’s common stock (the "Warrant Shares," and together with the Common Shares, the "Shares") that will be issued by the Corporation upon the exercise of certain warrants (the "Warrants") offered by certain selling stockholders included in the Registration Statement.

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"), for filing as Exhibit 5 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation’s Certificate of Incorporation, as amended to date, the Corporation’s Bylaws, as amended to date, copies of the stock purchase and subscription agreements, copies of the Warrants, and other documents pursuant to which the selling stockholders acquired the Shares, certificates evidencing the Shares, and minutes and resolutions of the Corporation’s board of directors. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law, as we have deemed necessary or appropriate for the purpose of this opinion. In our examination we have assumed the conformity to original documents of documents submitted to us as copies, the genuineness of all signatures and that the documents submitted to us are within the capacity and powers of, and have been validly authorized, executed and delivered by, each party thereto, other than the Corporation. As to all questions of fact material to these opinions, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Corporation or governmental officials. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

Based on, and subject to, the foregoing, it is our opinion that (a) the Common Shares have been legally issued, and are fully paid and nonassessable; and (b) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants against payment of the exercise price therefor, will be legally issued and fully paid and nonassessable. We have not been asked to consider and have not considered any legal issue relating to the Shares or the Registration Statement except as expressly set forth herein.

September 3, 2008

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is rendered solely for your benefit and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval.

This opinion is limited to laws currently in effect on the date hereof and to the facts as they currently exist. We assume no obligation to revise, supplement or otherwise update this opinion.

Very truly yours,

/s/ Thelen Reid Brown Raysman & Steiner LLP
THELEN REID BROWN RAYSMAN & STEINER
LLP